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                                                                    EXHIBIT 23.1

                           CONSENT OF PERRY-SMITH LLP


We consent to the incorporation by reference in this Registration Statement on Form S-8 and related prospectus pertaining to the Western Sierra Bancorp 401KSOP Plan to be filed with the Securities and Exchange Commission of our report dated February 2, 2001 with respect to the consolidated financial statements of Western Sierra Bancorp included in its Annual Report on Form 10-K for the year ended December 31, 2000.

                                                            /s/ Perry-Smith LLP

Sacramento, California
August 3, 2001